Exhibit 23.1




                                           INDEPENDENT AUDITORS' CONSENT



We consent to the use in the Registration Statement No. (333- ) of iDial Networks, Inc. on Form SB-2 of our report dated February 28, 2003 on the December 31, 2002 and 2001 consolidated financial statements of iDial Networks, Inc. appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Experts" in such Prospectus.



                                         /s/ Ehrhardt Keefe Steiner & Hottman PC
                                             Ehrhardt Keefe Steiner & Hottman PC

July 1, 2003
Denver, Colorado